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                              COVENANT SUPPLEMENT TO
                           ACCOUNTS FINANCING AGREEMENT
                               [SECURITY AGREEMENT]


                                          June 16, 1992


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     This Covenant Supplement ("Supplement") is a supplement to the Accounts Financing Agreement [Security Agreement] between I.C. Isaacs & Company L.P., a Delaware limited partnership, (together with its successors and assigns, "Borrower") and Congress Financial Corporation, a California corporation (together with its successors and assigns, "Congress"), dated as of the date hereof (the "Accounts Agreement", and together with this Supplement, any and all other supplements thereto, and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered in connection therewith or related thereto, including, without limitation the Term Note and the Mortgages (each as hereinafter further defined) as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, individually and collectively, the "Financing Agreements"). This Supplement is (a) hereby incorporated into the Accounts Agreement, (b) made a part thereof and (c) subject to the terms, conditions, covenants and warranties thereof. All terms (including capitalized terms) used herein shall have the meanings ascribed to them respectively in the Accounts Agreement, unless otherwise defined in this Supplement.

Section 1.  ADDITIONAL DEFINITIONS

     As used herein:

     1.1 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, or (b) who is a limited partner, general partner (including managing general partner), director, officer, shareholder or employee of such Person.

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      1.2  "Arnot" shall mean Robert Arnot.

      1.3  "Brashers" shall mean Gary Brashers.

      1.4 "Capital Expenditures" shall mean all expenditures for, or contracts for expenditures for, any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product service charges, offset items or otherwise, and shall include capitalized lease payments.

      1.5 "CEA/EEI" shall mean CEA/EEI Portfolio Liquidation, L.P. a Delaware limited partnership and its successors and assigns.

      1.6 "Chase" shall mean Chase Manhattan Bank (National Association), a national banking corporation and its successors and assigns.

      1.7 "EEI" shall mean EEI Portfolio Liquidation L.P., a Delaware limited partnership and its successors and assigns.

      1.8 "Excess Availability" shall mean at any time an amount equal to the loan availability from Congress, as determined by Congress, pursuant to the advance formula with respect to Eligible Accounts of Borrower, subject to the Maximum Credit or any sublimits with respect thereto, after deducting the amount of all then outstanding Obligations and reserves under and pursuant to the Financing Agreements.

      1.9 "Financing Agreements" shall have the meaning set forth in the first paragraph hereof.

      1.10 "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof consistently applied.

      1.11  "Hechler" shall mean Ira Hechler.

      1.12 "Indebtedness" shall mean, as to any Person, all items which, in accordance with GAAP, would be included in determining total liabilities shown on the liability side of its balance sheet as at the date such Indebtedness is to be calculated and, in any event, shall include any liabilities secured by any mortgage, pledge, lien or security interest existing on such person's owned or acquired property.


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      1.13  "Keller" shall mean Stanley Keller.

      1.14  "Lear" shall mean Gerald Lear.

      1.15 "Mortgages" shall mean that certain Mortgage and Security Agreement with respect to Borrower's Milford, Delaware premises, that certain Deed of Trust with respect to Borrower's Baltimore, Maryland premises, that certain Collateral Leasehold Assignment with respect to Borrower's Carthage, Mississippi premises, that certain Leasehold Assignment with respect to Borrower's Newton, Mississippi premises and that certain Collateral Leasehold Assignment with respect to Borrower's Raleigh, Mississippi premises as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

      1.16 "NatWest" shall mean National Westminister Bank USA, a national banking corporation and its successors and assigns.

      1.17 "Net Worth" shall mean, as to any Person at any time, in accordance with GAAP, the amount equal to the difference between: (a) the aggregate net book value of all assets, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves (including all reserves for doubtful receivables, bad debts, obsolescence, depreciation and amortization) and (b) the aggregate Indebtedness of such Person (including tax and other proper accruals).

      1.18 "Payment Blockage Event" shall mean the occurrence of any one or more of the following:

            (a) Borrower shall fail to pay to Congress when due any amounts owing under the Obligations;

            (b) Borrower shall breach any of the material representations, warranties or covenants contained in the Financing Agreements relating to any material part of the Collateral; or

            (c) Borrower shall fail to comply with any of the provisions of Sections 4.12, 4.13, 4.14 or 4.15 of this Supplement; or

            (d) Borrower shall fail to deliver to Congress, within the required time period, any financial statements required to be delivered by Borrower pursuant to Section 6.4 of the Accounts Agreement; or

            (e) Any Event of Default arising from the willful misconduct of the Borrower; or


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            (f)  Borrower shall become insolvent, fail to pay its debts as they mature, call a meeting of its creditors or have a creditors' committee appointed, make an assignment for the benefit proceeding for relief under any bankruptcy law, or Borrower shall suspend or discontinue doing business, or a receiver, custodian or trustee of any kind is appointed for Borrower or all or any party of its properties.

      1.19 "Permitted Lien" shall have the meaning set forth in Section 4.4 hereof.

      1.20 "Person" or "person" shall mean any individual, sole proprietorship, limited partnership, general partnership, corporation (including a business trust), unincorporated association, joint stock corporation, trust, joint venture or other entity or government or any agency or instrumentality or political subdivision thereof.

      1.21 "Subordinated Notes" shall mean those certain notes further described on Exhibit A annexed hereto and made a part hereof.

      1.22 "Subsidiary" or "subsidiary" shall mean any corporation, association or organization, active or inactive, as to which more than fifty (50%) percent of the outstanding voting stock or shares or shares or interests shall now or hereafter be owned or controlled, directly or indirectly by any Person, any Subsidiary of such Person, or any Subsidiary of such Subsidiary.

      1.23 "Sunburst" shall mean Sunburst Bank, a Mississippi banking association and its successors and assigns.

      1.24 "Term Loan" shall mean the outstanding Obligations owed to Congress by Borrower related to the secured term loan made by Congress to Borrower as provided for in Section 3.2 hereof.

      1.25 "Term Note" shall mean the Term Promissory Note, dated of even date herewith, made by Borrower and payable to Lender in the original principal amount of One Million ($1,000,000) Dollars, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.26 "Tradestyle" shall have the meaning set forth in Section 4.3 hereof.

      1.27  "Wielepski" shall mean Eugene Wielepski.

      1.28 "Working Capital" shall mean, as to any Person, at any time, the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its subsidiaries, on a consolidated basis, which would, in accordance with GAAP, be classified as current assets, calculating the book


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value of inventory for this purpose on a first-in-first-out basis), and (b)
all Indebtedness of such Person and its subsidiaries, on a consolidated basis, which would, in accordance with GAAP, be classified as current liabilities.

Section 2.  ADDITIONAL CONDITIONS PRECEDENT

      Each of the following, unless specifically waived by Congress in writing, is an additional condition precedent to Congress making any loans to Borrower pursuant to the Accounts Agreement, this Agreement and any other supplement thereto and the other Financing Agreements, including the making of the initial and any future loans (including the Term Loan), advances and other financial accommodations contemplated hereunder or thereunder:

      2.1 Congress shall have received, in form and substance satisfactory to Congress, all consents, waivers, releases, terminations and other documents as Congress may request to evidence and effectuate the termination and release by NatWest, Chase and/or Sunburst of any and all Indebtedness and guarantees owed by Borrower to NatWest, Chase and/or Sunburst, respectively, and any and all security interests and liens of NatWest, Chase and/or Sunburst, respectively, in the Collateral, including but not limited to, UCC termination statements for all UCC financing statements and releases, reassignments and/or satisfactions of all real property mortgages, deeds of trust and assignments of leaseholds previously filed or recorded by NatWest, Chase and/or Sunburst, as secured party, against Borrower, as debtor;

      2.2 Congress shall have received, in form and substance satisfactory to Congress, evidence that Borrower has exercised its purchase option and repurchased the limited partnership interests of EEI and CEA/EEI in Borrower, together with all indebtedness owed to EEI and CEA/EEI by Borrower, and, in full consideration for such purchases, has issued subordinated notes in the aggregate principal amount of $2,600,000 to EEI and CEA/EEI, payment of such notes being subordinated to the Obligations, and related matters duly authorized, executed and delivered by EEI, CEA/EEI and Borrower;

      2.3 Borrower shall have an Excess Availability, as determined by Congress as of the date hereof in an amount not less than $750,000;

      2.4 Congress shall have received, in form and substance satisfactory to Congress, a Limited Guarantee and Waiver in favor of Congress regarding the Obligations of Borrower to Congress by each of Arnot, Brashers, Keller, and Lear, each limited to $55,000 of the Obligations, and of Wielepski, limited to $30,000 of the Obligations, and of Hechler, limited to $750,000 of the Obligations;


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     2.5 Congress shall have received, in form and substance satisfactory to
Congress, Subordination Agreements in favor of Congress executed by the payees or other holders of each of the Subordinated Notes;

     2.6 Congress shall have received, in form and substance satisfactory to Congress, all consents, waivers, acknowledgements and other agreements from third persons which Congress may deem necessary or desirable, in its good faith judgment, in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, waivers by lessors, mortgagees and warehousemen of any security interests, liens or other claims by such person to the Collateral and agreements permitting Congress access to the premises to exercise its rights and remedies and otherwise deal with the Collateral;

     2.7 Congress shall have received evidence of insurance and loss payee endorsements in favor of Congress required hereunder and under the other Financing Agreements, including without limitation, title insurance with respect to the Mortgages, as required by Congress, in form and substance satisfactory to Congress, and certificates of insurance policies and/or endorsements naming Congress as loss payee, all at Borrower's cost and expense;

     2.8 Congress shall have received, in form and substance satisfactory to Congress, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Congress may reasonably request; PROVIDED, that such opinion letters shall only be a condition to the initial advance under the Accounts Agreement and the initial Credit provided under the Trade Financing Supplement thereto;

     2.9 the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Congress, in form and substance reasonably satisfactory to Congress;

     2.10 all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects; and

     2.11 no Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

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Section 3. ADDITIONAL LOAN PROVISIONS

     3.1 TERMINATION. Notwithstanding anything to the contrary contained in in Section 9 of the Accounts Agreement, the Accounts Agreement may not be terminated by Borrower pursuant to Section 9.1 or at Borrower's request pursuant to Section 9.2 thereof unless each of the other Financing Agreements is terminated simultaneously therewith in accordance with their terms. No termination of the Financing Agreements shall relieve or discharge Borrower of its duties, obligations and covenants until all Obligations have been indefeasibly paid in full and Congress' continuing security interests shall remain in effect until such Obligations have been so discharged.

     3.2 TERM LOAN. Subject to, and upon the terms and conditions contained herein, Congress shall make the Term Loan to Borrower in the original principal amount of One Million ($1,000,000) Dollars. The Term Loan shall be
(a) evidenced by the Term Note, (b) repaid, together with interest and other amounts due thereunder, in accordance with the terms and provisions of the Term Note and the other Financing Agreements, and (c) secured by all of the Collateral.

     3.3 RESERVES. Without limiting any other rights or remedies of Congress hereunder or under the other Financing Agreements, the availability of all loans, advances and other financial accommodations otherwise available to Borrower by Congress shall be subject to Congress' continuing right, in its discretion, exercised in good faith, to withhold a reserve, and to increase and decrease such reserve from time to time, if and to the extent that, in Congress' discretion, exercised in good faith, Congress believes such reserve is necessary to protect Congress against possible non-payment for any reason by any Account Debtor, possible non-payment of any Indebtedness owed by Borrower to third parties, or in respect of any state of facts which does or would, with the passage of time or notice or both, constitute an Event of Default under any of the Financing Agreements.

Section 4. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     In addition to the representations, warranties and covenants contained in the Accounts Agreement and the other Financing Agreements, Borrower hereby represents, warrants and covenants to Congress the following, the truth and accuracy of which in all material respects are, and compliance therewith being, in accordance with Section 2.10 hereof, a continuing condition of the making of loans and providing other financial accommodations to Borrower by Congress under the Accounts Agreement or under any supplement thereto:

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     4.1 USE OF PROCEEDS AND OTHER FINANCIAL ACCOMMODATIONS.
Borrower shall use a portion of the initial proceeds of the loans and advances by Congress to repay all of the outstanding and unpaid Indebtedness consisting of loans to Borrower by NatWest, Chase and Sunburst, respectively. All other loans, advances and other financial accommodations provided by Congress to Borrower pursuant to the Accounts Agreements, this Agreement and any other supplement thereto and the other Financing Agreements shall be used by Borrower for general operating and working capital purposes of Borrower and such other purposes as are permitted hereunder.

     4.2 SUBSIDIARIES.

         (a) Borrower does not have any Subsidiaries as of the date hereof except for Topper Fabrics, Inc., which is an inactive corporation with no material assets.

         (b) Borrower shall not form or acquire any Subsidiaries without the prior written consent of Congress. In the event Congress so consents, promptly upon such formation or acquisition, Borrower will execute and deliver, or will cause any such Subsidiary to execute and deliver, to Congress, in form and substance satisfactory to Congress and its counsel:
(i) an absolute and unconditional guarantee of payment of any and all present and future Obligations of Borrower to Congress, (ii) a general security agreement granting to Congress a first and only lien (except as otherwise consented to by Congress in writing and as permitted pursuant to Section 4.4 hereof) upon all of such Subsidiary's assets, (iii) related Uniform Commercial Code Financing Statements, and (iv) such other agreements, documents and instruments as Congress may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing the obligations and Indebtedness of such new Subsidiary to Congress.

     4.3 TRADE NAMES. Some of Borrower's invoices may from time to time be rendered to customers under the trade names or tradestyles listed on Exhibit B hereto (which, together with any new trade names or tradestyles used after the date hereof are referred to collectively as the "Tradestyles" and individually, as a "Tradestyle"). As to the Tradestyles used by it, and the related Accounts, Borrower hereby agrees that:

         (a) each Tradestyle is a trade name and style (and not an independent corporation or other legal entity) by which Borrower may identify and sell certain of its goods or services and conduct a portion of its business;

         (b) all Accounts and proceeds thereof (including any returned merchandise) which arise from the sale of goods or rendition of services invoiced under the Tradestyle shall be

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owned solely by Borrower and shall be subject to the security interests of
Congress and other terms of the Accounts Agreement and the other Financing Agreements;

         (c) all assignments or confirmatory schedules of Accounts delivered to Congress by Borrower, whether in the name of any of the Tradestyles or Borrower, shall be executed by Borrower as owner of such assigned Accounts; and

         (d) new Tradestyles may be used by Borrower, but only if
(i) Congress is given at least thirty (30) days prior written notice of the intended use of any new Tradestyle, which notice shall set forth the proposed new Tradestyle and (ii) such supplemental financing statements as Congress shall request shall be executed and delivered by Borrower for filing by Congress prior to the use of such new Tradestyle.


     4.4 LIMITATION ON LIENS. Borrower shall not, and Borrower shall not permit any subsidiary to create or suffer to exist any mortgage, pledge, security interest, lien, encumbrance, defect in title or restriction upon the use of their real or personal properties, including, without limitation its existing and hereafter acquired inventory, whether now owned or hereafter acquired, except the following, each being a "Permitted Lien":

         (a) the liens or security interests in favor of Congress;

         (b) tax, mechanics' and other like statutory liens arising in the ordinary course of Borrower's or its Subsidiaries' respective businesses to the extent (i) such liens secure Indebtedness which is not overdue or
(ii) until foreclosure or similar proceedings shall have been commenced, such liens secure Indebtedness relating to claims or liabilities which are being contested in good faith by appropriate proceedings available to Borrower or its subsidiaries prior to the commencement of foreclosure or other similar proceedings and are adequately escrowed for or reserved against in Congress' judgment;

         (c) purchase money mortgages or other purchase money liens or security interests upon any specific fixed assets hereafter acquired, or mortgages, liens or security interests existing on such such future fixed assets at the time of acquisition thereof (including, without limitation, capitalized or finance leases), PROVIDED, THAT, (i) no such purchase money or other mortgage, lien or security interest (or capitalized or finance lease, as the case may be) with respect to specific future fixed assets or as refinanced shall extend to or cover any other property, other than the specific fixed assets so acquired and normal and customary parts and accessions to such specific fixed assets, or acquired subject to such mortgage, lien or security interest (or lease) and the proceeds thereof,
(ii) such mortgage, lien or security interest secures the obligation to pay

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the purchase price of such specific fixed assets only (or the obligations under the capitalized or finance lease), (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the cost of the fixed assets so acquired and (iv) the acquisition of such specified fixed assets shall not violate the provisions of Section 4.12 hereof; and

         (d) the existing liens, encumbrances or security interests described on Exhibit C hereto.

     4.5 INDEBTEDNESS. Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist, contingently or otherwise, any Indebtedness, except:

         (a) Indebtedness to Congress;

         (b) Indebtedness consisting of unsecured current liabilities incurred in the ordinary course of its business which are not unpaid more than thirty (30) days after their original or extended due dates;

         (c) Indebtedness incurred in the ordinary course of its business secured only by liens permitted under Section 4.4(b) and 4.4(c) hereof;

         (d) Indebtedness of Borrower, evidenced by the Subordinated Notes, which Indebtedness is, and shall be, in all respects, subject and subordinate to the Obligations; PROVIDED, THAT,: (i) Borrower shall not, directly or indirectly, (A) make any payments in respect of such Indebtedness except as permitted pursuant to Section 4.15 hereof, (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, or (C) amend, modify, alter or change the terms of such Indebtedness or any agreement or instrument related thereto in any material respect; and (ii) Borrower shall furnish to Congress all notices, demands or other materials concerning such Indebtedness, after receipt thereof or sent by it concurrently with the sending thereof, as the case may be; and

         (e) Indebtedness existing on the date hereof which is described on Exhibit D hereto; PROVIDED, THAT: (i) Borrower and its Subsidiaries may only make regularly scheduled payments of principal and interest in respect of such Indebtedness as set forth in Exhibit D; (ii) Borrower and its Subsidiaries shall not, directly or indirectly, (A) make any prepayments or other non-mandatory payments in respect of such Indebtedness or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, or
(C) materially amend, modify, alter or change the terms of such Indebtedness or any agreement or instrument related thereto; and (iii) Borrower and its Subsidiaries shall furnish to

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Congress all notices, demands or other materials concerning such Indebtedness, after receipt thereof or sent by any of them concurrently with the sending thereof, as the case may be.

     4.6 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

          (a) purchase, acquire or lease any property or receive any services from, or sell, transfer or lease any property or services to, any Affiliate of Borrower, except on prices and terms no less favorable than would have been obtained in an arm's length transaction with a non-affiliated person; or

          (b) lend or advance money or property to any Affiliate or pay or agree to be liable for the Indebtedness of any Affiliate; or

          (c) make any payment of salaries, management fees or the principal amount of or interest on any Indebtedness owing to any Affiliate of Borrower; PROVIDED, HOWEVER, this Section 4.6(c) shall not restrict or prohibit payments of salaries or other customary compensation in reasonable amounts to any person who is an employee of Borrower notwithstanding that such person may be an Affiliate of Borrower.

     4.7 LOANS, INVESTMENTS, GUARANTIES, ETC. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution or otherwise) or purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, EXCEPT:

          (a)  distributions described in Section 4.10 of this Agreement;

          (b) guarantees by any Affiliate or Subsidiary of Borrower of the Obligations in favor of Congress;

          (c) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (d) after written notice thereof to Congress, investments in the following instruments, which shall be pledged and delivered to Congress upon Congress' request, (i) marketable obligations issued or guaranteed by the United States of America or an instrumentality or agency thereof, maturing not more than one (1) year after the date of acquisition thereof, (ii) certificates of deposit or other obligations maturing not more than one (1) year after the date of acquisition thereof issued by any bank or trust company organized under the laws of and located in the United States of America or any State thereof and having capital, surplus and undivided profits of at least $50,000,000, and (iii) open market commercial paper with a maturity not in excess of two hundred seventy (270) days from the date of acquisition thereof which have the highest credit rating by either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and

          (e) loans and advances permitted under Section 4.6(b) and Section 4.6(c) of this Agreement.

     4.8 ENVIRONMENTAL COMPLIANCE. The representations, warranties and covenants of this Section 4.8 are made to the best of Borrower's knowledge, information and belief.

          (a) Borrower and its Affiliates have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any hazardous materials, on or off Borrower's premises (whether or not owned by it) in any manner which at any time violates any materially applicable statute, rule or regulation relating to environmental pollution and employee health and safety, or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower and its Affiliates comply in all material respects with all such statutes, rules and regulations and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) There is no pending or threatened investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person with respect to any alleged non-compliance with or violation of the requirements of any statute, rule or regulation relating to environmental pollution and employee health and safety, by Borrower or any of its Affiliates or the release, spill or discharge, threatened or actual, of any hazardous material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any hazardous materials or any other environmental, health or safety matter, which affects Borrower or any of its Affiliates or any of their businesses, operations or assets or any properties at which Borrower or any of its Affiliates transported, stored or disposed of any hazardous materials.

          (c) Borrower and its Affiliates have no material liability (contingent or otherwise) in connection with hazardous materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any hazardous materials.

          (d) Borrower and its Affiliates have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower and its Affiliates under any statute, rule or regulation relating to environmental pollution and employee health and safety, and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     4.9 COMPLIANCE WITH LAWS, REGULATIONS, ETC. Borrower shall, and shall cause each Subsidiary to, at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and duly observe all material requirements, of any foreign, federal, state or local governmental authority, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended and the rules and regulations thereunder and all other statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976 and any similar state or local statutes with respect thereto.

     4.10 DISTRIBUTIONS. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, during any fiscal year, commencing with the current fiscal year, declare or pay any distribution to its partners in respect of the general and limited partnership interests now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire (or set aside or otherwise deposit or invest any sums for such purpose) any such general or limited partnership interest or capital stock of any partner, general or limited, or agree to do any of the foregoing. Notwithstanding the foregoing, unless there exists any Event of Default or any condition or event which with notice or the passage of time or both would constitute an Event of Default hereunder or under any of the Financing Agreements, Borrower shall be permitted to make distributions to its general and limited partners (including such distributions to EEI and CEA/EEI with respect to their former partnership interests) for the payment of federal and state income taxes for which they are liable solely as a result of their respective partnership interests in Borrower's income, PROVIDED that Borrower gives Congress thirty (30) days prior written notice of any such intended distribution and, upon Congress' request, promptly furnishes documentation reasonably satisfactory to Congress evidencing compliance of any such intended distribution with the provisions hereof.

     4.11 INDEMNIFICATION FOR RETURNED ITEMS. Borrower agrees that Congress may pay any and all amounts demanded by any person which Borrower has given an indemnification for returned items and Congress may treat such amounts as advances to Borrower and change such amounts to any account of Borrower with Congress, all without inquiry as to whether such amounts are actually due and owing to such person and without regard to any dispute or claim that Borrower may have or assert against such person and/or other parties.

     4.12 CAPITAL EXPENDITURES. Borrower will not, in the aggregate, directly or indirectly, expend or commit to expend, Capital Expenditures in excess of $300,000 in any fiscal year of Borrower.

     4.13 NET WORTH. Borrower will, at all times, until all Obligations have been indefeasibly paid in full, maintain a Net Worth of not less than $8,000,000 on the date hereof and at all times thereafter.

     4.14 WORKING CAPITAL. Borrower will, at all times, maintain a Working Capital of not less than $5,000,000.

     4.15 PAYMENTS PERMITTED UNDER SUBORDINATED NOTES. Provided that there exists no Event of Default, or condition or event which with notice or passage of time or both would constitute an Event of Default hereunder or under any of the Financing Agreements:

          (a) Borrower may make regularly scheduled payments of interest, on an unaccelerated basis, with respect to the Subordinated Notes in accordance with the terms of each Subordinated Note as in effect on the date hereof (but not any prepayments or payments pursuant to acceleration or claims of breach or otherwise);

          (b) Borrower may make regularly scheduled payments of principal, on an unaccelerated basis with respect to the Subordinated Notes payable to the Estate of Harry Isaacs (but not any prepayments or payments pursuant to acceleration or claims of breach or otherwise); and

          (c) notwithstanding the foregoing provisions of this Section 4.15, Borrower may make regularly scheduled payments of principal and interest on an unaccelerated basis, with respect to the Subordinated Notes payable to EEI and CEA/EEI (but not any prepayments or payments pursuant to acceleration or claims of breach or otherwise) PROVIDED, that a Payment Blockage Event does not then exist or arise as a result thereof and Borrower shall have an Excess
Availability:

               (i) in an average daily amount during the thirty (30) day period immediately upon prior to September 30, 1992, the due date of the first scheduled principal payment under the Subordinated Notes payable to EEI and CEA/EEI ("First Principal Payment") in an amount not less than $1,600,000 and an Excess Availability of an amount equal to or greater than $1,600,000 immediately before making the First Principal Payment;

               (ii) in an average daily amount during the thirty (30) day period immediately prior to September 30, 1993, the due date of the second scheduled principal payment under the Subordinated Notes payable to EEI and CEA/EEI ("Second Principal Payment") in an amount not less than $2,000,000 and an Excess Availability of an amount equal to or greater than $2,000,000 immediately before making the Second Principal Payment; and

               (iii) not less than $500,000 immediately after making each of the First Principal Payment and Second Principal Payment;

and, PROVIDED, FURTHER, that immediately before Borrower makes the First Principal Payment and immediately before Borrower makes the Second Principal Payment, not more than $200,000 in the aggregate of Borrower's outstanding and unpaid accounts payable are delinquent past the maturity date thereof or their stated payment terms, and at Congress' request, compliance with such accounts payable status is confirmed to Congress' satisfaction by Congress' auditors before the making of the First Principal Payment and the Second Principal Payment, PROVIDED, FURTHER, such delinquent accounts payable shall not be deemed to include outstanding and unpaid accounts payable of Borrower which are disputed in good faith by Borrower and as to which the same are adequately reserved against by Borrower in Congress' judgment, exercised in good faith.

     4.16 APPLICATION OF PROCEEDS. Any and all proceeds earned or collected by Borrower with respect to the Collateral, including but not limited to, in connection with the Settlement Agreement between Borrower and VF, Inc. with respect to trademark infringement litigation, shall be applied to the outstanding Obligations.

Section 5. ADDITIONAL REMEDIES AND RELATED PROVISIONS.

     5.1 ADDITIONAL REMEDIES. Without limiting any rights or remedies of Congress at any time on or after an Event of Default pursuant to the other Financing Agreements or applicable law, Congress may, at its option, cure any default by Borrower or any of its Affiliates under any agreement, law, regulation, permit, license or approval with, or issued or promulgated by, any Person, which constitutes, or with notice or passage of time or both would constitute an Event of Default hereunder or under any of the other Financing Agreements, or pay or bond on appeal any judgment, order, directive, claim or citation entered or made against Borrower (irrespective of the amount of said judgment or the time elapsed since entry thereof) and charge Borrower's account therefor, such amounts to be repayable by Borrower to Congress on demand, together with interest thereon at the rate of interest then payable by Borrower under the Accounts Agreement; PROVIDED, HOWEVER, Congress shall be under no obligation to effect such cure, payment or bonding and shall not, by making any payment for Borrower's account, be deemed to have assumed any obligation or liability of Borrower or any such Affiliate.

                                        Very truly yours,

                                        I.C. ISAACS & COMPANY L.P.
                                        By: ISBUYCO, INC., General Partner

                                             By:  /s/ Robert J. Arnot
                                                --------------------------------

                                             Title:  Chairman
                                                   -----------------------------

ACCEPTED:

CONGRESS FINANCIAL CORPORATION

By: /s/ Steven Stone
   ---------------------------

Title: VP
      ------------------------

                        EXHIBIT A TO COVENANT SUPPLEMENT
                               SUBORDINATED NOTES


EEI PORTFOLIO LIQUIDATION, L.P.

1.   $549,500.00    Junior Subordinated Note dated June ____, 1992, payable on or before September 30, 1992
2.   $750,000.00    Junior Subordinated Note dated June ____, 1992, payable on or before June 30, 1993


CEA/EEI PORTFOLIO LIQUIDATION, L.P.2.

1.   $549,500.00    Junior Subordinated Note dated June ____, 1992, payable on or before September 30, 1992
2.   $750,000.00    Junior Subordinated Note dated June ____, 1992, payable on or before June 30, 1993

HARRY Z. ISAACS

1.   $600,000.00    Senior Subordinated Note dated May 4, 1990; outstanding
                    principal balance $250,000.00

IRA J. HECHLER

1.   $ 64,055.56    Senior Subordinated Note dated November 19, 1990
2.   $ 62,777.78    Senior Subordinated Note dated April 30, 1991
3.   $ 61,250,00    Senior Subordinated Note dated July 2, 1991
4.   $ 43,384.00    Junior Subordinated Note dated December 20, 1984
5.   $  7,737.42    Junior Subordinated Note dated March 31, 1988
6.   $  9,259.42    Junior Subordinated Note dated September 30, 1990
7.   $  4,941.15    Junior Subordinated Note dated June 30, 1991

JOHN HECHLER

1.   $  9,001.00    Junior Subordinated Note dated December 20, 1984
2.   $  1,605.30    Junior Subordinated Note dated March 31, 1988

3.   $  1,921.08    Junior Subordinated Note dated September 30, 1990
4.   $  1,025.15    Junior Subordinated Note dated June 30, 1991

ROBERT ARNOT

1.   $  9,001.00    Junior Subordinated Note dated December 20, 1984
2.   $  1,605.30    Junior Subordinated Note dated March 31, 1988
3.   $  1,921.08    Junior Subordinated Note dated September 30, 1990
4.   $  1,025.15    Junior Subordinated Note dated June 30, 1991

HERBERT SCHWARTZ

1.   $    900.00    Junior Subordinated Note dated December 20, 1984
2.   $    160.52    Junior Subordinated Note dated March 31, 1988
3.   $    192.09    Junior Subordinated Note dated September 30, 1990
4.   $    102.50    Junior Subordinated Note dated June 30, 1991

SUSAN MARK

1.   $    338.00    Junior Subordinated Note dated December 20, 1984
2.   $     60.28    Junior Subordinated Note dated March 31, 1988
3.   $     72.14    Junior Subordinated Note dated September 30, 1990
4.   $     38.50    Junior Subordinated Note dated June 30, 1991

HECHLER VENTURES

1.   $ 12,376.00    Junior Subordinated Note dated December 20, 1984
2.   $  2,207.23    Junior Subordinated Note dated March 31, 1988
3.   $  2,641.40    Junior Subordinated Note dated September 30, 1990
4.   $  1,409.54    Junior Subordinated Note dated June 30, 1991

JULIAN ADLER

1.   $ 15,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  2,675.23    Junior Subordinated Note dated March 31, 1988
3.   $  3,201.44    Junior Subordinated Note dated September 30, 1990
4.   $  1,708.40    Junior Subordinated Note dated June 30, 1991

STANLEY KELLER

1.   $ 24,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  4,280.32    Junior Subordinated Note dated March 31, 1988
3.   $  5,122.30    Junior Subordinated Note dated September 30, 1990
4.   $  2,733.44    Junior Subordinated Note dated June 30, 1991

GERALD LEAR

1.   $ 24,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  4,280.32    Junior Subordinated Note dated March 31, 1988
3.   $  5,122.30    Junior Subordinated Note dated September 30, 1990
4.   $  2,733.44    Junior Subordinated Note dated June 30, 1991

EUGENE WIELEPSKI

1.   $ 12,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  2,140.16    Junior Subordinated Note dated March 31, 1988
3.   $  2,561.15    Junior Subordinated Note dated September 30, 1990
4.   $  1,366.72    Junior Subordinated Note dated June 30, 1991

GARY BRASHERS

1.   $  6,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  3,000.00    Junior Subordinated Note dated December 20, 1984

3.   $  1,070.09    Junior Subordinated Note dated March 31, 1988
4.   $    535.04    Junior Subordinated Note dated March 31, 1988
5.   $  1,280.58    Junior Subordinated Note dated September 30, 1990
6.   $    640.29    Junior Subordinated Note dated September 30, 1990
7.   $    683.36    Junior Subordinated Note dated June 30, 1991
8.   $    341.68    Junior Subordinated Note dated June 30, 1991

BILLIE THERRELL

1.   $  6,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  1,070.09    Junior Subordinated Note dated March 31, 1988
3.   $  1,280.58    Junior Subordinated Note dated September 30, 1990
4.   $    683.36    Junior Subordinated Note dated June 30, 1991

ANDREW ADKISSON

1.   $  6,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  1,070.09    Junior Subordinated Note dated March 31, 1988
3.   $  1,280.58    Junior Subordinated Note dated September 30, 1990
4.   $    683.36    Junior Subordinated Note dated June 30, 1991

JOE W. CHAMBLEE

1.   $  6,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  1,070.09    Junior Subordinated Note dated March 31, 1988
3.   $  1,280.58    Junior Subordinated Note dated September 30, 1990
4.   $    683.36    Junior Subordinated Note dated June 30, 1991

MARTIN NADLER

1.   $  6,000.00    Junior Subordinated Note dated December 20, 1984
2.   $  1,070.09    Junior Subordinated Note dated March 31, 1988

3.   $  1,280.58    Junior Subordinated Note dated September 30, 1990
4.   $    683.36    Junior Subordinated Note dated June 30, 1991

THOMAS ORMANDY

1.   $  4,500.00    Junior Subordinated Note dated December 20, 1984
2.   $    802.57    Junior Subordinated Note dated March 31, 1988
3.   $    960.43    Junior Subordinated Note dated September 30, 1990
4.   $    512.52    Junior Subordinated Note dated June 30, 1991

CHARLES CHAMBLEE

1.   $  3,000.00    Junior Subordinated Note dated December 20, 1984
2.   $    535.04    Junior Subordinated Note dated March 31, 1988
3.   $    640.29    Junior Subordinated Note dated September 30, 1990
4.   $    341.68    Junior Subordinated Note dated June 30, 1991

WILLIAM MYATT

1.   $  3,000.00    Junior Subordinated Note dated December 20, 1984
2.   $    535.04    Junior Subordinated Note dated March 31, 1988
3.   $    640.29    Junior Subordinated Note dated September 30, 1990
4.   $    341.68    Junior Subordinated Note dated June 30, 1991

                                  EXHIBIT B

                           TRADESTYLES FOR BILLING

I.C. Isaacs & Co. L.P.

                       EXHIBIT C TO COVENANT SUPPLEMENT
                          ADDITIONAL PERMITTED LIENS

                                                                Outstanding
A.     Financing Statements                                     Amount Secured
                                                                --------------

DEBTOR I.C. ISAACS & COMPANY L.P.

MARYLAND - STATE DEPARTMENT

1.     5/2/88 - Liber 3018, folio 1987, I.D. No.
       81237962; Secured Party: Storage Technology              $4,586.95/month
       Corporation; Collateral: STC equipment              Balance: $101,132.00
       lease to Isaacs.

2.     5/8/89 - Liber 3132, folio 1854, I.D. No.
       91287666; Secured Party; Storage Technology             Same as No. A.1.
       Corporation; Collateral: STC equipment                  above
       leased to Isaacs.

3.     3/5/90 - Liber 3220, folio 1398, I.D. No.
       100648427; Secured Party/Assignee;                       $1,261.51/month
       The CIT Group; Collateral: Specific                 Balance: $10,088.00
       equipment.                                                    (approx.)

4.     6/18/90 - Liber 3248, folio 2282, I.D. No.
       101698361; Secured Party/Assignee: The CIT
       Group; Collateral: Specific equipment with              Same as No. A.3.
       additional note "Assignments of Inventory               above
       According to TAX PROPERTY ARTICLE #12-108(k) -
       Conditional Sales Contract."

MASSACHUSETTS - SECRETARY OF STATE

1.     2/16/90 - File No. 938546; Secured                      Same as No. A.3.
       Party/Assignee: The CIT Group;                          above
       Collateral: Specific equipment.

MASSACHUSETTS - CITY OF BOSTON

1.     2/15/90 - File No. 343185; Secured
       Party/Assignee: The CIT Group;                          Same as No. A.3.
       Collateral: Specific Equipment.                         above

B.     Judgments

I.C. ISAACS & COMPANY L.P.

New York County - State tax lien dated October 21, 1991 in the amount of
$6,370.68

SRK42a/I117/prf

                           EXHIBIT D TO COVENANT SUPPLEMENT
                                PERMITTED INDEBTEDNESS
                                ----------------------



EEI PORTFOLIO LIQUIDATION, L.P.

1.  $549,500.00    Junior Subordinated Note dated June ____,
                   1992, payable on or before September 30, 1992
2.  $750,000.00    Junior Subordinated Note dated June ____,
                   1992, payable on or before June 30, 1993



CEA/EEI PORTFOLIO LIQUIDATION, L.P.2.

1.  $549,500.00    Junior Subordinated Note dated June ____,
                   1992, payable on or before September 30, 1992
2.  $750,000.00    Junior Subordinated Note dated June ____,
                   1992, payable on or before June 30, 1993



HARRY Z. ISAACS

1.  $600,000.00    Senior Subordinated Note dated May 4, 1990;
                   outstanding principal balance $250,000.00



IRA J. HECHLER

1.  $ 64,055.56    Senior Subordinated Note dated November 19,
                   1990
2.  $ 62,777.78    Senior Subordinated Note dated April 30, 1991
3.  $ 61,250.00    Senior Subordinated Note dated July 2, 1991
4.  $ 43,384.00    Junior Subordinated Note dated December 20,
                   1984
5.  $  7,737.42    Junior Subordinated Note dated March 31, 1988
6.  $  9,259.42    Junior Subordinated Note dated September 30,
                   1990
7.  $  4,941.15    Junior Subordinated Note dated June 30, 1991



JOHN HECHLER

1.  $  9,001.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  1,605.30    Junior Subordinated Note dated March 31, 1988
3.  $  1,921.08    Junior Subordinated Note dated September 30,
                   1990
4.  $  1,025.15    Junior Subordinated Note dated June 30, 1991

ROBERT ARNOT

1.  $  9,001.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  1,605.30    Junior Subordinated Note dated March 31, 1988
3.  $  1,921.08    Junior Subordinated Note dated September 30,
                   1990
4.  $  1,025.15    Junior Subordinated Note dated June 30, 1991



HERBERT SCHWARTZ

1.  $    900.00    Junior Subordinated Note dated December 20,
                   1984
2.  $    160.52    Junior Subordinated Note dated March 31, 1988
3.  $    192.09    Junior Subordinated Note dated September 30,
                   1990
4.  $    102.50    Junior Subordinated Note dated June 30, 1991



SUSAN MARK

1.  $    338.00    Junior Subordinated Note dated December 20,
                   1984
2.  $     60.28    Junior Subordinated Note dated March 31, 1988
3.  $     72.14    Junior Subordinated Note dated September 30,
                   1990
4.  $     38.50    Junior Subordinated Note dated June 30, 1991



HECHLER VENTURES

1.  $ 12,376.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  2,207.23    Junior Subordinated Note dated March 31, 1988
3.  $  2,641.40    Junior Subordinated Note dated September 30,
                   1990
4.  $  1,409.54    Junior Subordinated Note dated June 30, 1991



JULIAN ADLER

1.  $ 15,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  2,675.23    Junior Subordinated Note dated March 31, 1988
3.  $  3,201.44    Junior Subordinated Note dated September 30,
                   1990
4.  $  1,708.40    Junior Subordinated Note dated June 30, 1991

STANLEY KELLER

1.  $ 24,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  4,280.32    Junior Subordinated Note dated March 31, 1988
3.  $  5,122.30    Junior Subordinated Note dated September 30,
                   1990
4.  $  2,733.44    Junior Subordinated Note dated June 30, 1991



GERALD LEAR

1.  $ 24,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  4,280.32    Junior Subordinated Note dated March 31, 1988
3.  $  5,122.30    Junior Subordinated Note dated September 30,
                   1990
4.  $  2,733.44    Junior Subordinated Note dated June 30, 1991



EUGENE WIELEPSKI

1.  $ 12,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  2,140.16    Junior Subordinated Note dated March 31, 1988
3.  $  2,561.15    Junior Subordinated Note dated September 30,
                   1990
4.  $  1,366.72    Junior Subordinated Note dated June 30, 1991



GARY BRASHERS

1.  $  6,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  3,000.00    Junior Subordinated Note dated December 20,
                   1984
3.  $  1,070.09    Junior Subordinated Note dated March 31, 1988
4.  $    535.04    Junior Subordinated Note dated March 31, 1988
5.  $  1,280.58    Junior Subordinated Note dated September 30,
                   1990
6.  $    640.29    Junior Subordinated Note dated September 30,
                   1990
7.  $    683.36    Junior Subordinated Note dated June 30, 1991
8.  $    341.68    Junior Subordinated Note dated June 30, 1991

BILLIE THERRELL

1.  $  6,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  1,070.09    Junior Subordinated Note dated March 31, 1988
3.  $  1,280.58    Junior Subordinated Note dated September 30,
                   1990
4.  $    683.36    Junior Subordinated Note dated June 30, 1991



ANDREW ADKISSON

1.  $  6,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  1,070.09    Junior Subordinated Note dated March 31, 1988
3.  $  1,280.58    Junior Subordinated Note dated September 30,
                   1990
4.  $    683.36    Junior Subordinated Note dated June 30, 1991



JOE W. CHAMBLEE

1.  $  6,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  1,070.09    Junior Subordinated Note dated March 31, 1988
3.  $  1,280.58    Junior Subordinated Note dated September 30,
                   1990
4.  $    683.36    Junior Subordinated Note dated June 30, 1991


MARTIN NADLER

1.  $  6,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $  1,070.09    Junior Subordinated Note dated March 31, 1988
3.  $  1,280.58    Junior Subordinated Note dated September 30,
                   1990
4.  $    683.36    Junior Subordinated Note dated June 30, 1991



THOMAS ORMANDY

1.  $  4,500.00    Junior Subordinated Note dated December 20,
                   1984
2.  $    802.57    Junior Subordinated Note dated March 31, 1988
3.  $    960.43    Junior Subordinated Note dated September 30,
                   1990
4.  $    512.52    Junior Subordinated Note dated June 30, 1991

CHARLES CHAMBLEE

1.  $  3,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $    535.04    Junior Subordinated Note dated March 31, 1988
3.  $    640.29    Junior Subordinated Note dated September 30,
                   1990
4.  $    341.68    Junior Subordinated Note dated June 30, 1991



WILLIAM MYATT

1.  $  3,000.00    Junior Subordinated Note dated December 20,
                   1984
2.  $    535.04    Junior Subordinated Note dated March 31, 1988
3.  $    640.29    Junior Subordinated Note dated September 30,
                   1990
4.  $    341.68    Junior Subordinated Note dated June 30, 1991



CARTHAGE IRB

    $299,000.00